Exhibit (l)(1)
Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, each dated April 17, 2025, and each incorporated by reference in this Post-Effective Amendment No. 51 to the Registration Statement (Form N-4, File No. 333- 141759) of Lincoln New York Account N for Variable Annuities (the “Registration Statement”), dated October 23, 2025.
We also consent to the incorporation by reference of our reports (1) dated March 28, 2025, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (2) dated April 9, 2025, with respect to the financial statements of each of the subaccounts within Lincoln New York Account N for Variable Annuities, for the year ended December 31, 2024, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
October 23, 2025